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                                                                    Exhibit 25.1

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM T-1

                       STATEMENT OF ELIGIBILITY UNDER THE
                           TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE


                CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
                 OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) ____

                              ----------------------
                               JPMORGAN CHASE BANK
                       (Formerly THE CHASE MANHATTAN BANK)
              (Exact name of trustee as specified in its charter)

                                   13-4994650
                    (I.R.S. Employer Identification Number)

     712 Main Street, Houston, Texas                               77002
   (Address of principal executive offices)                     (Zip code)

                    Lee Boocker, 712 Main Street, 26th Floor
                       Houston, Texas 77002 (713) 216-2448
            (Name, address and telephone number of agent for service)


                               HALLIBURTON COMPANY
               (Exact name of obligor as specified in its charter)

                  Delaware                                 75-2677995
     (State or other jurisdiction of                    (I.R.S. Employer
     incorporation or organization)                  Identification Number)

               3600 Lincoln Plaza
             500 North Akard Street
                 Dallas, Texas                                     75201
    (Address of principal executive offices)                    (Zip code)


                                 Debt Securities
                                Trust Debentures
                     Guarantee of Trust Preferred Securities
                         (Title of indenture securities)


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Item 1.  General Information.

         Furnish the following information as to the trustee:

         (a) Name and address of each examining or supervising authority to which it is subject.

              State of New York Banking Department
              Federal Deposit Insurance Corporation, Washington, D.C.
              Board of Governors of the Federal Reserve System, Washington, D.C.

         (b)  Whether it is authorized to exercise corporate trust powers.

              The trustee is authorized to exercise corporate trust powers.

Item 2.  Affiliations with the obligor.

              If the obligor is an affiliate of the trustee, describe each such affiliation.

              The obligor is not an affiliate of the trustee. (See Note on Page 7.)

Item 3.  Voting Securities of the trustee.

              Furnish the following information as to each class of voting securities of the trustee.

                        Col. A                           Col. B
                     Title of class                Amount outstanding
                     --------------                ------------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4.  Trusteeships under other indentures.

              If the trustee is a trustee under another indenture under which any other securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, furnish the following information:

         (a) Title of the securities outstanding under each such other indenture.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 4.  (Continued)

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         (b)  A brief statement of the facts relied upon as a basis for the claim that no conflicting interest within the meaning of Section 310(b)(1) of the Act arises as a result of the trusteeship under any such other indenture, including a statement as to how the indenture securities will rank as compared with the securities issued under such other indenture.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 5. Interlocking directorates and similar relationships with obligor or underwriters.

              If the trustee or any of the directors or executive officer of the trustee is a director, officer, partner, employee, appointee, or representative of the obligor or of any underwriter for the obligor, identify each such person having any such connection and state the nature of each such connection.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 6.  Voting securities of the trustee owned by the obligor or its officials.

              Furnish the following information as to the voting securities of the trustee owned beneficially by the obligor and each director, partner and executive officer of the obligor.

      Col. A             Col. B             Col. C               Col. D
                                                              Percentage of
                                                            voting securities
                                                             represented by
                                         Amount owned       amount given in
   Name of owner     Title of class      beneficially            Col. C
   -------------     --------------      ------------       -----------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 7. Voting securities of the trustee owned by underwriters or their officials.



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              Furnish the following information as to the voting securities of the trustee owned beneficially by each underwriter for the obligor and each director, partner and executive officer of each such underwriter.

      Col. A             Col. B             Col. C               Col. D
                                                              Percentage of
                                                            voting securities
                                                             represented by
                                         Amount owned       amount given in
   Name of owner     Title of class      beneficially            Col. C
   -------------     --------------      ------------       -----------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 8.  Securities of the obligor owned or held by the trustee.

              Furnish the following information as to the securities of the obligor owned beneficially or held as collateral security for obligations in default by the trustee.

      Col. A             Col. B             Col. C               Col. D
                                         Amount owned
                      Whether the      beneficially or         Percent of
                      securities      held as collateral         class
                      are voting        security for         represented by
                     or nonvoting      obligations in       amount given in
   Title of class     securities          default                Col. C
   --------------    ------------    -------------------    ---------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.





Item 9.  Securities of underwriters owned or held by the trustee.



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              If the trustee owns beneficially or holds as collateral
security for obligations in default any securities of an underwriter for the obligor, furnish the following information as to each class of securities of such underwriter any of which are so owned or held by the trustee.

      Col. A           Col. B              Col. C                Col. D
                                        Amount owned
                                       beneficially or         Percent of
                                     held as collateral          class
    Name of issuer                      security for         represented by
         and            Amount         obligations in       amount given in
    Title of class   outstanding     default by trustee          Col. C
    --------------   -----------     ------------------     ----------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 10. Ownership or holdings by the trustee of voting securities of certain affiliates or security holders of the obligor.

              If the trustee owns beneficially or holds as collateral security for obligations in default voting securities of a person who, to the knowledge of the trustee (1) owns 10% or more of the voting securities of the obligor or
(2) is an affiliate, other than a subsidiary, of the obligor, furnish the following information as to the voting securities of such person.

     Col. A           Col. B              Col. C                Col. D
                                        Amount owned
                                       beneficially or         Percent of
                                     held as collateral          class
    Name of issuer                      security for         represented by
         and            Amount         obligations in       amount given in
    Title of class   outstanding     default by trustee          Col. C
    --------------   -----------     ------------------     ----------------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 11. Ownership or holdings by the trustee of any securities of a person owning 50% or more of the voting securities of the obligor.


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              If the trustee owns beneficially or holds as collateral security for obligations in default any securities of a person who, to the knowledge of the trustee, owns 50% or more of the voting securities of the obligor, furnish the following information as to each class of securities or such person any of which are so owned or held by the trustee.

      Col. A           Col. B              Col. C                Col. D
                                        Amount owned
                                       beneficially or         Percent of
                                     held as collateral          class
    Name of issuer                      security for         represented by
         and            Amount         obligations in       amount given in
    Title of class   outstanding     default by trustee          Col. C
    --------------   -----------     ------------------     ----------------
         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 12. Indebtedness of the Obligor to the Trustee.

         Except as noted in the instructions, if the obligor is indebted to the trustee, furnish the following information:

          Col. A                   Col. B                 Col. C
         Nature of                 Amount
        Indebtedness             Outstanding             Date Due
        ------------             -----------             --------

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 13. Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

              There is not, nor has there been, a default with respect to the securities under this indenture. (See Note on Page 7.)

Item 13. (Continued)

         (b) If the trustee is a trustee under another indenture under which any any securities, or certificates of interest or participation in any other securities, of the obligor are outstanding, or is trustee for more than one outstanding series of securities under the indenture, state whether there has been a default under any such indenture or series, identify the indenture or series affected, and explain the nature of any such default.


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         There has not been a default under any such indenture or series. (See
 Note on Page 7.)

Item 14. Affiliations with the Underwriters.

              If any underwriter is an affiliate of the trustee, describe each such affiliation.

         Not applicable by virtue of Form T-1 General Instruction B and response to Item 13.

Item 15. Foreign Trustee.

              Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures qualified or to be qualified under the Act.

              Not applicable.

Item 16. List of Exhibits.

              List below all exhibits filed as part of this statement of eligibility.

              o 1. A copy of the articles of association of the trustee now in effect.

              # 2. A copy of the certificate of authority of the trustee to commence business.

              * 3. A copy of the certificate of authorization of the trustee to exercise corporate trust powers.

              + 4. A copy of the existing bylaws of the trustee.

                5. Not applicable.

                6. The consent of the United States institutional trustees required by Section 321(b) of the Act.

                7. A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority.

                8.  Not applicable.

                9.  Not applicable.

                      NOTE REGARDING INCORPORATED EXHIBITS

         Effective November 10, 2001, Morgan Guaranty Trust Company of New York merged into The Chase Manhattan Bank, with the latter being the survivor of the merger under the name JPMorgan Chase Bank. The exhibits incorporated below relate to The Chase Manhattan Bank.



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The report of condition attached as Exhibit 7 is that of The Chase Manhattan
Bank for the second quarter, 2001.

         o Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

         # Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

         * The Trustee is authorized under the banking law of the State of New York to exercise corporate trust powers.

         + Incorporated by reference to exhibit bearing the same designation and previously filed with the Securities and Exchange Commission as exhibits to the Form S-4 File No. 333-46070.

                                      NOTE

              Inasmuch as this Form T-1 is filed prior to the ascertainment by the trustee of all facts on which to base responsive answers to Items 2 and 13, the answers to said Items are based on incomplete information. Such Items may, however, be considered as correct unless amended by an amendment to this Form T-1.



                                    SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, JPMorgan Chase Bank, a New York banking corporation, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto authorized, all in the City of Houston, and State of Texas, on the 29 day of November, 2001.

                                        JPMORGAN CHASE BANK,
                                          as Trustee

                                        By: /s/ Letha R. Glover
                                            --------------------------------
                                                Letha R. Glover
                                            Vice President and Trust Officer



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                                                                       Exhibit 6

Securities and Exchange Commission
Washington, D.C. 20549

Ladies and Gentlemen:

         JPMorgan Chase Bank (or a predecessor thereof) is trustee (the "Trustee") under various trust indentures, as supplemented and amended, between Halliburton Company, a Delaware corporation (or a predecessor thereof), as obligor (the "Company"), and the Trustee, entered into in connection with the issuance of the Company's Debt Securities, Trust Debentures and Guarantee of Trust Preferred Securities.

         In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned hereby consents that reports of examinations of the undersigned, made by Federal or State authorities authorized to make such examinations, may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

                                        Very truly yours,

                                        JPMORGAN CHASE BANK, as Trustee



                                        By: ________________________________
                                                Letha R. Glover
                                            Vice President and Trust Officer

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                              Exhibit 7 to Form T-1

                                Bank Call Notice

                             RESERVE DISTRICT NO. 2
                       CONSOLIDATED REPORT OF CONDITION OF


                            The Chase Manhattan Bank
                  of 270 Park Avenue, New York, New York 10017
                     and Foreign and Domestic Subsidiaries,
                     a member of the Federal Reserve System,


                          at the close of business June
                    30, 2001, in accordance with a call made
                       by the Federal Reserve Bank of this
                     District pursuant to the provisions of
                            the Federal Reserve Act.


                                                                  Dollar Amounts
                     ASSETS                                        in Millions

Cash and balances due from depository institutions:
     Noninterest-bearing balances and
     currency and coin ...........................................  $  21,536
     Interest-bearing balances ...................................     31,428
Securities:
Held to maturity securities ......................................        481
Available for sale securities ....................................     60,903
Federal funds sold and securities purchased under
     agreements to resell ........................................     42,824
Loans and lease financing receivables:
     Loans and leases held for sale ..............................      3,856
     Loans and leases, net of unearned income ....................    155,575
     Less: Allowance for loan and lease losses ...................      2,276
     Loans and leases, net of unearned income and
     allowance ...................................................    153,299
Trading Assets ...................................................     66,636
Premises and fixed assets (including capitalized leases) .........      4,468
Other real estate owned ..........................................         45
Investments in unconsolidated subsidiaries and
     associated companies ........................................        353
Customers' liability to this bank on acceptances
     outstanding .................................................        346
Intangible assets
        Goodwill .................................................      1,785
        Other Intangible assets ..................................      4,365
Other assets .....................................................     19,923
                                                                    ---------
TOTAL ASSETS .....................................................  $ 412,248
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                                LIABILITIES

Deposits
     In domestic offices ........................................    $137,865
     Noninterest-bearing ........................................      56,799
     Interest-bearing ...........................................      81,066
     In foreign offices, Edge and Agreement
     subsidiaries and IBF's .....................................     113,924
     Noninterest-bearing ........................................       6,537
     Interest-bearing ...........................................     107,387

Federal funds purchased and securities sold under agree-
ments to repurchase .............................................      65,474
Trading liabilities .............................................      39,611
Other borrowed money (includes mortgage indebtedness
     and obligations under capitalized leases) ..................      10,573
Bank's liability on acceptances executed and outstanding ........         346
Subordinated notes and debentures ...............................       6,355
Other liabilities ...............................................      14,772
TOTAL LIABILITIES ...............................................     388,920
Minority Interest in consolidated subsidiaries ..................          89

                              EQUITY CAPITAL

Perpetual preferred stock and related surplus ...................           0
Common stock ....................................................       1,211
Surplus (exclude all surplus related to preferred stock) ........      12,715
    Retained earnings ...........................................       9,985
    Accumulated other comprehensive income ......................        (672)
Other equity capital components .................................           0
TOTAL EQUITY CAPITAL ............................................      23,239
                                                                     --------
TOTAL LIABILITIES, MINORITY INTEREST, AND EQUITY CAPITAL ........    $412,248
                                                                     ========


I, Joseph L. Sclafani, E.V.P. & Controller of the above-named bank, do hereby declare that this Report of Condition has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true to the best of my knowledge and belief.

                                    JOSEPH L. SCLAFANI

We, the undersigned directors, attest to the correctness of this Report of Condition and declare that it has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the in- structions issued by the appropriate Federal regulatory authority and is true and correct.

                                    WILLIAM B. HARRISON JR.      )
                                    DOUGLAS A. WARNER III        ) DIRECTORS
                                    WILLIAM H. GRAY III          )